EXHIBIT 16.1
                                                                    ------------


                    MERDINGER FRUCHTER ROSEN & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               888 SEVENTH AVENUE
                               NEW YORK, NY 10106
                                  -------------
                                TEL: 212-757-8400
                                FAX: 212-757-6124






Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549


Gentlemen:


We have read and agree with the statements made in Item 4 of form 8-K of Hollywood Partners.Com, Inc. dated August 5, 2002.


                                  /s/ Merdinger Fruchter Rosen & Company, P.C.
                                  --------------------------------------------
                                  MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                                  Certified Public Accountants

New York, New York
August 15, 2002